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                                 Exhibit Section
                                  Exhibit (21)


                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


        The Registrant, Champion Industries, Inc., a West Virginia corporation, does business under the trade name "Chapman Printing Company". Its wholly owned subsidiaries are:

1.      The Chapman Printing Company, Inc., a West Virginia corporation.

2. Stationers, Inc., a West Virginia corporation (doing business in Ohio as "Garrison Brewer").

3.      Bourque Printing, Inc., a Louisiana corporation.

4.      Dallas Printing Company, Inc., a Mississippi corporation.

5.      Carolina Cut Sheets, Inc., a West Virginia corporation.

6.      U.S. Tag & Ticket Company, Inc., a Maryland corporation.

7.      Donihe Graphics, Inc., a Tennessee corporation.

8.      Smith & Butterfield Co., Inc., an Indiana corporation.

9.      The Merten Company, an Ohio corporation.

10.     Interform Corporation, a Pennsylvania corporation.

11.     CHMP Leasing, Inc., a West Virginia corporation.

12.     Blue Ridge Printing Co., Inc., a North Carolina corporation.

13.     Rose City Press, a West Virginia corporation

14.     Capitol Business Equipment, Inc., a West Virginia corporation

15.     Thompson's of Morgantown, Inc., a West Virginia corporation

16.     Independent Printing Service, Inc., an Indiana corporation

17.     Diez Business Machines, Inc., a Louisiana corporation

18.     Transdata Systems, Inc., a Louisiana corporation



                                  Exhibit 21-p1